EXHIBIT 10.3
AFTER RECORDING RETURN TO:
Charles C. Benedict, Esq.
Womble Carlyle Sandridge & Rice, PLLC
1201 W. Peachtree Street, Suite 3500
Atlanta, Georgia 30309
STATE OF GEORGIA
COUNTY OF FULTON
ASSIGNMENT OF LEASES AND RENTS
     THIS ASSIGNMENT OF LEASES AND RENTS (hereinafter referred to as this “Assignment”), made and entered into this 17th day of July, 2002, by and between 1945 THE EXCHANGE, LLC, a Georgia limited liability company (hereinafter referred to as “Borrower”), and THE OHIO NATIONAL LIFE INSURANCE COMPANY, an Ohio corporation (hereinafter referred to as “Lender”).
W I T N E S S E T H:
     THAT FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Borrower hereinafter set forth, Borrower does hereby grant, transfer and assign to Lender, its successors, successors-in-title and assigns, all of Borrower’s right, title and interest in, to and under all of those certain leases and rental agreements more particularly described in Exhibit “B” attached hereto and by this reference made a part hereof, including any and all extensions, renewals and modifications thereof and guaranties of the performance or obligations of any tenants or lessees thereunder (said leases and agreements are hereinafter referred to collectively as the “Leases”, and said tenants and lessees are hereinafter referred to collectively as “Tenants” or individually as a “Tenant” as the context requires), which Leases cover portions of certain property (hereinafter referred to as the “Premises”) located in Cobb County, Georgia, more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof; together with all of Borrower’s right, title and interest in and to all rents, issues and profits from the Leases and from the Premises.

     TO HAVE AND TO HOLD unto Lender, its successors and assigns forever, subject to and upon the terms and conditions set forth herein.
     This Assignment is made for the purpose of securing (a) the full and prompt payment when due, whether by acceleration or otherwise, with such interest as may accrue thereon, either before or after maturity thereof, of that certain Real Estate Note (hereinafter referred to as the “Note”) dated of even date herewith, made by Borrower to the order of Lender in the principal face amount of Four Million Nine Hundred Thousand and No/100 Dollars ($4,900,000.00), together with any renewals, modifications, consolidations and extensions thereof; (b) the full and prompt payment and performance of any and all obligations of Borrower to Lender under the terms of that certain Deed to Secure Debt and Security Agreement (hereinafter referred to as the “Security Deed”) made by Borrower in favor of Lender dated of event date herewith and conveying the Premises to secure the indebtedness evidenced by the Note; and (c) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note (the Note, Security Deed and said other instruments are hereinafter referred to collectively as the “Loan Documents”, and “Indebtedness”).
ARTICLE I
WARRANTIES AND COVENANTS
     1.01 Warranties of Borrower: Borrower hereby warrants and represents as follows:
     (a) Borrower is the sole holder of the landlord’s interest under the Leases, is entitled to receive the rents, issues and profits from the Leases and from the Premises, and has good right to sell, assign, transfer and set over the same and to grant to and confer upon Lender the rights, interests, powers and authorities herein granted and conferred;
     (b) Borrower has made no assignment other than this Assignment of any of the rights of Borrower under any of the Leases or with respect to any of said rents, issues or profits, except for an assignment to a lender which is being paid and cancelled from the proceeds of the Note;
     (c) Borrower has neither done any act nor omitted to do any act which might prevent Lender from, or limit Lender in, acting under any of the provisions of this Assignment;
     (d) All Leases provide for rental to be paid monthly, in advance, and Borrower has not accepted payment of rental under any of the Leases for more than one (1) month in advance of the due date thereof;
     (e) There exists no default or event of default or any state of facts which would, with the passage of time or the giving of notice, or both, constitute a default or event of default on the part of Borrower or by any Tenant under the terms of any of the Leases;
     (f) Neither the execution and delivery of this Assignment or any of the Leases, the performance of each and every covenant of Borrower under this Assignment and the Leases, or the meeting of each and every condition contained in this Assignment, conflicts with, or constitutes a breach or default under any agreement, indenture or other instrument to which Borrower is a party, or any law, ordinance, administrative regulation or court decree which is applicable to Borrower;
     (g) No action has been brought or is threatened, which would interfere in any way with the right of Borrower to execute this Assignment and perform all of Borrower’s obligations contained in this Assignment of Leases; and
     (h) The Leases are valid, enforceable and in full force and effect, and have not been modified or amended, except as expressly set forth in said Exhibit “B” attached hereto.
     1.02 Covenants of Borrower. Borrower hereby covenants and agrees as follows:
     (a) Borrower shall give Lender prompt written notice of its intention to let all or any portion of the Premises, and all leases now or hereafter entered into will be in form and substance subject to the prior, written approval of Lender. As an accommodation to Borrower, Lender will approve a standard lease form. Notwithstanding the approval of a standard lease form, Lender specifically reserves the right to approve each lease hereinafter entered into wherein (i) the tenant occupies more than five percent (5%) of the net leasable area of the improvements; (ii) where the lease term, excluding renewal options, exceeds three (3) years; (iii) where the use of the premises may be different than the standard building use regardless of length of lease term or square footage; (iv) where the use may be potentially hazardous (x-ray laboratories, etc.); or (v) where there are restrictions on competing stores in a shopping center or other similar project. Borrower may deal with smaller tenants (those taking five percent [5%] of the space or less) in the ordinary course of business without Lender’s consent. Lender shall notify Borrower within ten (10) business days after receipt from Borrower of a request to approve a lease requiring approval together with receipt of the required relevant information if Lender does not approve the lease. In the event that Lender does not notify Borrower that Lender has not approved the proposed lease within ten (10) business days, the lease shall be deemed approved;
     (b) Borrower shall (i) fulfill, perform and observe each and every condition and covenant of landlord or lessor contained in each of the Leases; (ii) give prompt notice to Lender of any claim of default under any of the Leases, whether given by a Tenant to Borrower, or given by Borrower to a Tenant, together with a complete copy of any such notice; (iii) at no cost or expense to Lender, enforce, short of termination, the performance and observance of each and every covenant and condition of each of the Leases to be performed or observed by the Tenant thereunder; and (iv) appear in and defend any action arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of Borrower as the landlord thereunder, or of the Tenant or any guarantor thereunder;
     (c) Borrower shall not, without the prior written consent of Lender (i) modify any of the Leases; (ii) terminate the term or accept the surrender of any of the Leases; (iii) waive or release a Tenant from the performance or observance by a Tenant of any obligation or condition of any of the Leases; (iv) permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the accrual thereof; (v) give any consent to any assignment or sublease by a Tenant under any of the Leases unless such Tenant remains primarily liable on the lease and the lease is not otherwise modified; or (vi) assign its interest in, to or under the Leases or the rents, issues and profits from the Leases and from the Premises to any person or entity other than Lender;
     The foregoing part of this Section 1.02(c) to the contrary notwithstanding, Borrower shall have the following rights respecting the Leases without having to obtain the prior written consent of Lender: (w) Borrower may deal with smaller tenants (those leasing five percent (5%) of the space or less) in the ordinary course of business, including, without limitation, any of the matters specified above in Section 1.02(c) which would otherwise require Lender’s consent but for this item (w); (x) as provided in the existing License Agreement with Abrams Industries, Inc., Borrower, as landlord, may terminate the License Agreement for the 4,210 square feet (Suite 300) by providing thirty (30) days’ prior written notice to the Tenant but only in the event that Borrower has entered into a lease for said space under terms approved in writing by Lender with a tenant having a business reputation and credit worthiness approved in writing by Lender, which approvals shall not be unreasonably withheld; (y) Borrower may give consent to any assignment by a Tenant under any of the Leases in the event the assignment is to a new tenant having better credit than the assigning Tenant, such new tenant, and its business reputation and credit, being subject to the written approval of Lender which shall not be unreasonably withheld; and (z) with respect to all Leases, Borrower may act in the ordinary course of business as market conditions dictate and in a commercially reasonable manner subject, however, to Lender’s right to consent to and/or approval of certain matters as set forth in this Section 1.02, such consent and/or approval not to be unreasonably withheld.
     In addition, with respect to any written consent and/or approval of Lender pursuant to this Section 1.02(c), Lender shall notify Borrower if Lender does not consent to or approve such matter within ten (10) business days after receipt from Borrower of a request to consent to or approve of any of the matters requiring Lender’s consent or approval together with receipt of the required relevant information. In the event that Lender does not notify Borrower that Lender has not consented to or approved the requested matter within ten (10) business days, the requested matter shall be deemed consented to or approved by Lender.

     (d) Borrower shall take no action which will cause or permit the estate of a Tenant under any of the Leases to merge with the interest of Borrower in the Premises or any portion thereof;
     (e) Borrower shall protect, indemnify and save harmless Lender from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys’ fees and expenses) imposed upon or incurred by Lender by reason of this Assignment and any claim or demand whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking to be performed or discharged by Borrower under this Assignment. In the event Lender incurs any liability, loss or damage by reason of this Assignment, or in the defense of any claim or demand arising out of or in connection with this Assignment, the amount of such liability, loss or damage shall be added to the Indebtedness, shall bear interest at the default interest rate specified in the Note from the date incurred until paid and shall be payable on demand; and
     (f) Subject to Article 1.03(a), Borrower shall authorize and direct, and does hereby authorize and direct, each and every present and future Tenant of the whole or any part of the Premises to pay all rentals to Lender upon receipt of written demand from Lender to so pay the same.
     1.03 Covenants of Lender. Lender hereby covenants and agrees with Borrower as follows:
     (a) Although this Assignment constitutes a present and current assignment of all rents, issues and profits from the Premises, so long as there shall exist no Event of Default, as defined in Paragraph 2.01 below, on the part of Borrower, Lender shall not demand that such rents, issues and profits be paid directly to Lender, and Borrower shall have the right to collect, but not more than one (1) month prior to accrual, all such rents, issues and profits from the Premises (including, but not by way of limitation, all rental payments under the Leases); and
     (b) Upon the payment in full of the Indebtedness, as evidenced by the recording or filing of an instrument of satisfaction or full release of the Security Deed without the recording of another Security Deed in favor of Lender affecting the Premises, this Assignment shall be terminated and released of record by Lender and shall thereupon be of no further force and effect.
ARTICLE II
DEFAULT
     2.01 Event of Default. The term, “Event of Default”, wherever used in this Assignment, shall mean any of one or more of the following events:

     (a) The occurrence of any “default” or “Event of Default” under any of the Loan Documents;
     (b) The failure by Borrower duly and fully to comply with any covenant, condition or agreement of this Assignment not cured within thirty (30) days following written notice thereof from Lender to Borrower; or
     (c) The breach of any warranty by Borrower contained in this Assignment.
     2.02 Remedies. Upon the occurrence of any Event of Default after the expiration of any applicable cure period, Lender may at its option, with or without notice or demand of any kind, exercise any or all of the following remedies:
     (a) Declare any part or all of the Indebtedness to be due and payable, whereupon the same shall become immediately due and payable;
     (b) Perform any and all obligations of Borrower under any or all of the Leases or this Assignment and exercise any and all rights of Borrower herein and therein as fully as Borrower itself could do, including, without limiting the generality of the foregoing; enforcing, modifying, extending or terminating any or all of the Leases; collecting, modifying, compromising, waiving or increasing any or all of the rents payable thereunder; and obtaining new tenants and entering into new leases on the Premises on any terms and conditions deemed desirable by Lender, and to the extent Lender shall incur any costs in connection with the performance of any such obligations of Borrower, including costs of litigation, then all such costs shall become a part of the Indebtedness, shall bear interest from the incurring thereof at the default interest rate specified in the Note, and shall be due and payable on demand;
     (c) In Borrower’s or Lender’s name, institute any legal or equitable action which Lender in its sole discretion deems desirable to collect and receive any or all of the rents, issues and profits assigned herein; and
     (d) Collect the rents, issues and profits and any other sums due under the Leases and with respect to the Premises, and apply the same in such order as Lender in its sole discretion may elect against (i) all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the operation of the Premises, the performance of Borrower’s obligations under the Leases and collection of the rents thereunder; (ii) all the costs and expenses, including reasonable attorneys’ fees, incurred in the collection of any or all of the Indebtedness, including all costs, expenses and attorneys’ fees incurred in seeking to realize on or to protect or preserve Lender’s interest in any other collateral securing any or all of the Indebtedness; and (iii) any or all unpaid principal and interest on the Indebtedness.
     Lender shall have full right to exercise any or all of the foregoing remedies without regard to the adequacy of security for any or all of the Indebtedness, and with or without the commencement of any legal or equitable action or the appointment of any receiver or trustee, and shall have full right to enter upon, take possession of, use and operate all or any portion of the

Premises which Lender, in its sole discretion, deems desirable to effectuate any or all of the foregoing remedies.
ARTICLE III
GENERAL PROVISIONS
     3.01 Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon Borrower and Lender and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Assignment to “Borrower” or “Lender”, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Borrower or Lender.
     3.02 Terminology. All personal pronouns used in this Assignment, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. Titles of Articles are for convenience only and neither limit nor amplify the provisions of this Assignment.
     3.03 Severability. If any provision of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other person or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     3.04 Applicable Law. This Assignment shall be interpreted, construed and enforced according to the laws of the state wherein the Premises are situated.
     3.05 No Third Party Beneficiaries. This Assignment is made solely for the benefit of Lender and its assigns. No Tenant under any of the Leases nor any other person shall have standing to bring any action against Lender as the result of this Assignment, or to assume that Lender will exercise any remedies provided herein, and no person other than Lender shall under any circumstances be deemed to be a beneficiary of any provision of this Assignment.
     3.06 No Oral Modifications. Neither this Assignment nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
     3.07 Cumulative Remedies. The remedies herein provided shall be in addition to or not in substitution for the rights and remedies vested in Lender in any of the Loan Documents or in law or equity, all of which rights and remedies are specifically reserved by Lender. The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, or shall use of any of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies. It is intended that this clause shall be broadly construed so that all remedies herein provided or otherwise available to Lender shall continue and be each and all available to Lender until the Indebtedness shall have been paid in full.
     3.08 Cross-Default. An Event of Default by Borrower under this Assignment shall constitute an event of Default under all other Loan Documents.
     3.09 Counterparts. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Assignment by signing any such counterpart.
     3.10 Further Assurances. At any time and from time to time upon request by Lender, Borrower will make, execute and deliver or cause to be made, executed and delivered, to Lender and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Lender, any and all such other and further assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve (a) the obligations of Borrower under this Assignment and (b) the security interest created by this Assignment as a first and prior security interest upon the Leases and the rents, issues and profits from the Premises. Upon any failure of Borrower so to do, Lender may make, execute, record, file, re-record and/or refile any and all such assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney-in-fact of Borrower so to do.
     3.11 Notices. Any and all notices, elections or demands permitted or required to be made under this Assignment shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, or sent by registered or certified United States mail, postage prepaid, to the other party at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing. The time period in which a response to any notice, demand or request must be given, if any, shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. For the purposes of this Assignment:
     The address of Lender is:
The Ohio National Life Insurance Company
One Financial Way
Cincinnati, Ohio 45242
     The address of Borrower is:
1945 The Exchange, LLC
c/o Abrams Properties, Inc.
1945 The Exchange S.E.
Suite 300
Atlanta, Georgia 30339
Attn: President

     3.12 Modifications, Etc. Borrower hereby consents and agrees that Lender may at any time and from time to time, without notice to or further consent from Borrower, either with or without consideration, substitute for any collateral so held by it, other collateral equal in value of like kind, or of any kind equal in value; agree to modification of the terms of the Note or the Loan Documents; extend or renew the Note or any of the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents to any persons or entities now or hereafter liable thereunder or hereunder; or take or fail to take any action of any type whatsoever; and no action which Lender shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the Indebtedness or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Borrower’s obligations hereunder, affect this Assignment in any way or afford Borrower any recourse against Lender. The provisions of this Assignment shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Loan Documents and the Leases, and any and all references herein to the Loan Documents or the Leases shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.
     3.13 Reasonable Attorney’s Fees. Any reference made to the payment by Borrower to Lender of attorney’s fees or of “reasonable attorney’s fees” shall mean and refer to the payment by Borrower to Lender of actual attorney’s fees incurred based upon the attorney’s normal hourly rate and the number of hours worked, and not the attorney’s fees statutorily defined in O.C.G.A. § 13-1-11.
     3.14 Non-Recourse. Section 3.06 of the Security Deed is hereby incorporated herein by this reference as though fully set forth herein.
(Signature Page Follows)

     IN WITNESS WHEREOF, Borrower has executed this Assignment under seal intending it to be effective as of the day and year first above written.

Signed, sealed and delivered in the presence of:	1945 THE EXCHANGE, LLC, a Georgia limited liability company

/s/ [illegible]	By:	Abrams Properties, Inc., a Georgia
Unofficial Witness		corporation, its sole member

/s/ Catherine S. Moore
Notary Public		By:	/s/ Melinda S. Garrett
Melinda S. Garrett, President
[NOTARIAL SEAL]
(CORPORATE SEAL)
Commission Expiration Date:

June 29, 2003

EXHIBIT “B”
LEASES
Any and all other leases and usufructs and arrangements of any sort now or hereafter affecting the Premises and providing for or resulting in the payment of money to Borrower for the use of the Premises or any part thereof, whether the user enjoys the Premises or any part thereof as tenant for years, invitee, licensee, tenant at sufferance or otherwise, and irrespective of whether such arrangements are oral or written.